SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549



                             FORM 8-K

                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                  Date of Report:  May 18, 1995


                      BELLSOUTH CORPORATION
      (Exact name of registrant as specified in its charter)



         Georgia                 1-8607                  58-1533433
      (State or other         (Commission              (IRS Employer
       jurisdiction of         File Number)             Identification
       incorporation)                                   No.)


      1155 Peachtree Street, N. E., Atlanta, Georgia 30309-3610
      (Address of principal executive offices)       (Zip Code)


        Registrant's telephone number, including area code
                       (404) 249-2000
Item 5.  Other Events

On May 18, 1995, BellSouth Telecommunications, Inc. (BellSouth Telecommunications) announced plans to reduce its work force by an additional 9,000 to 11,000 employees over the next two years. These employee reductions, which are in addition to the reduction of 5,000 employees still pending under the restructuring plan begun in 1993, are necessary to enable BellSouth Telecommunications to effectively address the rapid development of competition in its nine-state region. Planned activities to facilitate these additional employee reductions will include significant changes in the company's staff support operations and business processes. The specific financial impacts are currently not estimable; the cost of such reductions will be recognized by the end of 1995 when the actual number of employees affected and the final terms and conditions of related separation benefit plans are determined. As future process improvement plans are identified and finalized, further employee reductions are expected.
                          SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by theundersigned thereunto duly authorized.


BELLSOUTH CORPORATION


By: /s/RONALD M. DYKES
    Ronald M. Dykes
    Vice President, Chief Financial Officer
     and Comptroller
    May 19, 1995